Exhibit 99.2
Tronox Announces Decision to Retain Uerdingen, Germany, Plant
     Oklahoma City, Sept. 25, 2007 — Tronox Incorporated (NYSE: TRX, TRX.B) has concluded the evaluation of strategic options for its Uerdingen, Germany, titanium dioxide (TiO2) plant and has made the decision to retain this asset in its portfolio because the business and financial market assessments did not accurately reflect the long-term value of this world-class sulfate-process TiO2 facility.
     “With the strong European economic conditions, our recent investments in the facility and our strategic plans for the future, we believe the Uerdingen asset will provide better long-term value for our shareholders as part of our portfolio,” said Tom Adams, Tronox chairman and chief executive officer. “To maximize its value, we will continue to focus on our strategy to drive costs out of the business through improvements in our operations and processes.”
     “In addition, we will increase our participation in specialty product markets to improve margins, while maintaining our core coatings and plastics business,” said Adams. “We will capitalize on our strengths, core competencies and employees’ expertise to ensure the Uerdingen facility contributes to Tronox’s efforts to increase cash flow, improve profitability and enhance global competitiveness.”
     The Uerdingen plant, which has a capacity of 107,000 tonnes, produces high-quality, high-purity sulfate process pigment preferred by many specialty markets.
     Headquartered in Oklahoma City, Tronox is the world’s third-largest producer and marketer of titanium dioxide pigment, with an annual production capacity of 642,000 tonnes. Titanium dioxide pigment is an inorganic white pigment used in paint, coatings, plastics, paper and many other everyday products. The company’s five pigment plants, which are located in the United States, Australia, Germany and the Netherlands, supply high-performance products to approximately 1,100 customers in 100 countries. In addition, Tronox produces electrolytic products, including sodium chlorate, electrolytic manganese dioxide, boron trichloride, elemental boron and lithium manganese oxide. For information on Tronox, visit www.tronox.com.
###
Forward-Looking Statements: Some information in this news release regarding the company’s or management’s intentions, beliefs or expectations, or that otherwise speak to future events, are “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include those statements preceded by, followed by or that otherwise include the words “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “budget,” “goal,” “plans,” “objective,” “outlook,” “should,” or similar words. Future results and developments discussed in these statements may be affected by numerous factors and risks, such as the accuracy of the assumptions that underlie the statements, the market value of Tronox’s products, demand for consumer products for which Tronox’s businesses supply raw materials, the financial resources of competitors, changes in laws and regulations, the ability to respond to challenges in international markets, including changes in currency exchange rates, political or economic conditions in areas where Tronox operates, trade and regulatory matters, general economic conditions, and other factors and risks identified in the Risk Factors Section of Tronox’s Annual Report on Form 10-K and Form 10-Q, as filed with the U.S. Securities and Exchange Commission (SEC), and other SEC filings. Actual results and developments may differ materially from those expressed or implied in this news release. The company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. Investors are urged to consider closely the disclosures and risk factors in Tronox’s Annual Report on Form 10-K available on Tronox’s website, www.tronox.com. This also can be obtained from the SEC by calling 1-800-SEC-0330.

Media Contact:	Debbie Schramm
Direct: 405-775-5177
Cell: 405-830-6937
debbie.schramm@tronox.com
Investor Contact:	Robert Gibney
Direct: 405-775-5105
robert.gibney@tronox.com
07-26

2